Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen Municipal High Income
Opportunity Fund
333-111630, 811-21449

An annual meeting of the
shareholders of the
Nuveen Municipal High Income
Opportunity Fund (the Fund) was held
July 26, 2005.

The purpose of the meeting was to

1. elect nine (9) trustees to serve
2. until their successors shall
3. have been duly elected and
4. qualified;

Approval of the Board Members
was reached as follows:

Robert P. Bremner
For 22,580,613
Withhold 149,101

Lawrence H. Brown
For  22,556,526
Withhold 173,188

Jack B. Evans
For  22,574,624
Withhold  155,090

William C. Hunter
For 22,580,297
Withhold  149,417

David J. Kundert
For 22,581,156
Withhold  148,558

William J. Schneider, elected by Preferred
shareholders only
For 6,100
Withhold  0

Timothy R. Schwertfeger, elected by
Preferred shareholders only
For 6,100
Withhold  0

Judith M. Stockdale
For 22,591,307
Withhold  138,407

Eugene S. Sunshine
For  22,587,972
Withhold  141,742

5. approve a new Investment
6. Management Agreement .

The number of shares voted in the
 affirmative:
22,382,046 and
the number of negative votes:
 179,368

Proxy materials are herein
incorporated by reference
to the SEC filing on June 21, 2005,
under
Conformed Submission Type DEF
14A, accession
number 0000950137-05-007668.